UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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Exchange Act of 1934 (Amendment No. )

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STEEL VAULT CORPORATION

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Exhibit 99.1
VeriChip Corporation Announces $10 Million Financing Commitment
Financing to provide funding for Company’s initiatives to develop an H1N1 virus triage detection system and glucose-sensing RFID microchip
DELRAY BEACH, FL — September 29, 2009 — VeriChip Corporation (“VeriChip” or the “Company”) (NASDAQ: CHIP) today announced it has entered into a definitive agreement for a $10,000,000 investment commitment with Optimus Technology Capital Partners, LLC, or Optimus. The Company expects to use a portion of the proceeds to fund its development programs with RECEPTORS LLC to develop a virus triage detection system for the H1N1 virus and an in vivo glucose-sensing RFID microchip. The Company will use the remainder of the funds for working capital and general corporate purposes.
Scott R. Silverman, Chairman and CEO of VeriChip, stated, “This financing arrangement was established at terms we believe are very favorable to the Company. Importantly, this financing, when completed, fully funds our development partnerships with RECEPTORS for both the virus triage detection system and glucose-sensing RFID microchip, and provides funds for additional working capital.”
The Company may issue convertible preferred shares from time to time in multiple tranches. The preferred will accrue a 10% in kind dividend and provides an option for the Company to prepay with a make-whole premium. The tranches will be convertible into restricted common stock at the market price on the date of each tranche. In conjunction with the financing, R & R Consulting Partners, LLC, which is controlled by Mr. Silverman, agreed to enter into one or more Stock Loan Agreements with Optimus to facilitate the transaction. The financing is subject to customary closing conditions. The Company plans to file a Form 8-K to provide more details of the financing.
About VeriChip Corporation
VeriChip Corporation, headquartered in Delray Beach, Florida, has developed the VeriMed™ Health Link System for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip and corresponding personal health record, cleared for medical use in October 2004 by the United States Food and Drug Administration.
On September 8, 2009, VeriChip Corporation announced it agreed to acquire Steel Vault Corporation (OTCBB: SVUL) to form PositiveID Corporation. PositiveID will provide identification technologies and tools to protect consumers and businesses. The companies expect the merger to close in the fourth quarter of 2009.
For more information on VeriChip, please call 1-800-970-2447, or e-mail info@verichipcorp.com. Additional information can be found online at www.verichipcorp.com.
Statements about VeriChip’s future expectations, including its ability to fund and develop a triage detection system for detection of the H1N1 virus and an in vivo glucose-sensing microchip, the expectation that Optimus will purchase preferred stock from the Company, the expectation that the company will use a portion of the proceeds to fund its development programs with RECEPTORS LLC to develop a virus triage detection system for the H1N1 virus and an in vivo glucose-sensing RFID microchip and use the remainder of the funds for working capital and general corporate purposes and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and VeriChip’s actual results could differ materially from expected results. These risks and uncertainties include without limitation, the inability to fully fund the financing due to the failure to obtain stockholder approval as may be required; the failure of the Company to meet the funding conditions set forth in the agreement with Optimus; the impact of, and restrictions associated with, the debt incurred in connection with the transaction; transaction costs being greater than anticipated; unanticipated delays as a result of regulatory issues or other factors; and changes in economic conditions. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on February 12, 2009, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Additional Information and Where to Find It
On September 8, 2009, VeriChip and Steel Vault issued a joint press release announcing the signing of an Agreement and Plan of Reorganization, among VeriChip, Steel Vault and VeriChip Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of VeriChip (the “Acquisition Subsidiary”), pursuant to which the Acquisition Subsidiary will be merged with and into Steel Vault, with Steel Vault surviving and becoming a wholly-owned subsidiary of VeriChip (the “Merger”). Upon the consummation of the Merger, each outstanding share of Steel Vault’s common stock will be converted into 0.5 shares of VeriChip common stock.
In connection with the Merger, VeriChip filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus of VeriChip and Steel Vault. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully because they contain important information about VeriChip, Steel Vault and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by VeriChip or Steel Vault by directing a written request, as appropriate, to VeriChip at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Steel Vault at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
VeriChip, Steel Vault and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.
Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of VeriChip is also included in VeriChip’s Form 10-K, which was filed with the SEC on February 12, 2009. Additional information regarding the directors and executive officers of Steel Vault is also included in Steel Vault’s proxy statement (Form DEF 14A) for the 2009 annual meeting of Steel Vault’s stockholders, which was filed with the SEC on February 9, 2009, as amended. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.
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Contact:
Allison Tomek
561-805-8000
atomek@verichipcorp.com

Exhibit 99.2
VeriChip Corporation and RECEPTORS LLC Announce Further Details of
Development Plan for Virus Triage Detection System for H1N1 Virus
Technology behind system expected to inexpensively identify H1N1 virus and identify new strains of viruses and other diseases within minutes
DELRAY BEACH, FL, and CHASKA, MN — September 29, 2009 — VeriChip Corporation (“VeriChip”) (NASDAQ: CHIP) and its development partner RECEPTORS LLC, a technology company whose AFFINITY by DESIGN™ chemistry platform can be applied to the development of selective binding products, announced today further details of the development of its virus triage detection system for the H1N1 virus. The virus triage detection system, based on RECEPTORS’ patented AFFINITY by DESIGN™ CARA™ platform, is intended to initially provide two levels of identification within minutes. Once developed, utilizing a simple test tube or strip device format that can be combined with an inexpensive reader, it is expected that the first level will prep the sample and identify the agent as a flu or non-flu virus, and the second level will sub-type (e.g. H1N1) classify the flu virus and alert the user to the presence of pandemic threat viruses. Additionally, VeriChip believes the influenza triage diagnostic system will be scalable and will be able to be rapidly adapted to identify new strains of influenza and other viruses as they evolve, giving the virus triage detection system value for future testing applications in healthcare.
The first phase of development of the virus triage detection system, consisting of the sample prep and flu or non-flu classification, is expected to be completed in four months. The second phase of the triage detection system, which will have the ability to identify the precise pathogen present, is expected to take approximately six to eight months.
The current gold standard for influenza sub-type identification relies on either a polymerase chain reaction test or culture approach, neither of which is a quick (or inexpensive) test. The current crop of quick test products on the market is only capable, due to limitations in their technology platform, of providing a yes/no answer to the presence of influenza.
RECEPTORS’ influenza triage diagnostic system will use a multiplexed read-out (multiple end-points that can be read in a single scan) to produce a fingerprint that will both detect the presence of influenza virus and identify the specific influenza sub-type (e.g. pandemic H1N1 versus seasonal sub-types). Moreover, this test will be in a simple test tube or strip device format that can be combined with an inexpensive reader to give a quick test result, ideally in less than 10 minutes.
Robert E. Carlson, Ph.D., President and Chief Science Officer at RECEPTORS LLC, said, “Our multiplexed, fingerprint read-out technology is critical to the development of a successful seasonal and pandemic influenza diagnostic product for two main reasons. First, the time to produce an H1N1 specific quick test using the current technologies and methods is too long for effective use during this pandemic. Second, the next pandemic flu will almost certainly be a new or modified influenza strain (HxNy), making any of the current quick test diagnostics that might be directed to a particular flu sub-type obsolete or marginally effective, or both. RECEPTORS’ influenza triage diagnostic system can be rapidly adapted to identify the new strain of virus while still keeping the current identifications through the simple measure of establishing and validating a new multiplexed read-out pattern/fingerprint for the emerging threat. Put simply, our technology and its application do not limit us to the detection of the H1N1 virus. This technology can be quickly and effectively applied to detect any pandemic virus or biological agent.”

Verichip’s and RECEPTORS’ AFFINITY by DESIGN technology (US Patent 7,504,364 “Methods of Making Arrays and Artificial Receptors”; additional US and worldwide patents pending) is based on an efficient and scalable high-throughput approach to the discovery and application of stable and selective binding environments. Its SMART MATERIALS products and applications are built on its core competence of Surface Functionalization for Selective Binding. RECEPTORS’ CARA discovery platform is efficiently directed to the development of sensor products and applications (US Patent 7,469,076 “Sensors Employing Combinatorial Artificial Receptors”; additional US and worldwide patents pending), especially as applied to the closed-cycle sensing system with its critical combination of a target binding environment with a competitor reagent.
On September 16, 2009, VeriChip announced its plans to fund its existing partnership with RECEPTORS to continue the development of a triage detection system for detection of the H1N1 virus. On September 21, 2009, VeriChip announced it was granted an exclusive license to RECEPTORS’ Patent No. 7,504,364 and Patent No. 7,469,076 in their application to the development of the virus triage detection system for the H1N1 virus.
The companies published a white paper entitled, “An Integrated Sensor System for the Detection of Bio-Threats from Pandemics to Emerging Diseases to Bioterrorism,” which is available at www.verichipcorp.com.
About RECEPTORS LLC
RECEPTORS LLC develops SMART MATERIALS products for laboratory, clinical, industrial hygiene and healthcare use that selectively capture and measure chemical, biochemical and cellular targets from complex biological, environmental or industrial samples. The Company’s patented AFFINITY by DESIGN™ platform has broad applicability, ranging from the isolation of disease pathway proteins for drug discovery and production of therapeutic antibodies, to the capture of bacteria and viruses for disinfection and diagnostic purposes. RECEPTORS LLC is a private company based in suburban Minneapolis, Minnesota. For further information please visit http://www.receptorsllc.com.
About VeriChip Corporation
VeriChip Corporation, headquartered in Delray Beach, Florida, has developed the VeriMed™ Health Link System for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip and corresponding personal health record, cleared for medical use in October 2004 by the United States Food and Drug Administration.
On September 8, 2009, VeriChip Corporation announced it agreed to acquire Steel Vault Corporation (OTCBB: SVUL) to form PositiveID Corporation. PositiveID will provide identification technologies and tools to protect consumers and businesses. The companies expect the merger to close in the fourth quarter of 2009.
For more information on VeriChip, please call 1-800-970-2447, or e-mail info@verichipcorp.com. Additional information can be found online at www.verichipcorp.com.
Statements about VeriChip’s future expectations, including its development of a triage detection system, the expectation that the triage detection system, if developed, will function as intended and be a marketable product, the belief that the influenza triage diagnostic system will be scalable and could be adapted to identify new strains of influenza and other viruses as they evolve, giving the virus detection triage system value for future testing applications in healthcare, the expectation regarding the timing of the first and second phases of the virus triage detection system, the expectation that the next pandemic flu will almost certainly be a new or modified influenza strain (HxNy), and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and VeriChip’s actual results could differ materially from expected results. These risks and uncertainties include the Company’s ability to successfully develop and commercialize the virus triage detection system, the market acceptance of the virus triage detection system, the Company’s ability to develop a virus triage detection system that is scalable and capable of being rapidly adapted to identify new strains of influenza, the validity, scope and enforceability of RECEPTORS LLC’s patents and those related to the virus triage detection system, the protection afforded by RECEPTORS LLC’s patents and those related to the virus triage detection system, the effect of changes and conditions relating to new influenza strains and influenza pandemics, the Company’s ability to complete the development phases in the expected time frames, government regulations relating to the virus triage detection system, the Company’s ability to fund the continued development of the virus triage detection system; the timing and success of submission, acceptance and approval of required regulatory filings; as well as certain other risks. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on February 12, 2009, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Additional Information and Where to Find It
On September 8, 2009, VeriChip and Steel Vault issued a joint press release announcing the signing of an Agreement and Plan of Reorganization, among VeriChip, Steel Vault and VeriChip Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of VeriChip (the “Acquisition Subsidiary”), pursuant to which the Acquisition Subsidiary will be merged with and into Steel Vault, with Steel Vault surviving and becoming a wholly-owned subsidiary of VeriChip (the “Merger”). Upon the consummation of the Merger, each outstanding share of Steel Vault’s common stock will be converted into 0.5 shares of VeriChip common stock.
In connection with the Merger, VeriChip filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus of VeriChip and Steel Vault. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully because they contain important information about VeriChip, Steel Vault and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by VeriChip or Steel Vault by directing a written request, as appropriate, to VeriChip at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Steel Vault at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
VeriChip, Steel Vault and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.
Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of VeriChip is also included in VeriChip’s Form 10-K, which was filed with the SEC on February 12, 2009. Additional information regarding the directors and executive officers of Steel Vault is also included in Steel Vault’s proxy statement (Form DEF 14A) for the 2009 annual meeting of Steel Vault’s stockholders, which was filed with the SEC on February 9, 2009, as amended.

These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.
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Contact:
Allison Tomek
561-805-8008
atomek@verichipcorp.com